Exhibit 99.1

Natus Medical to Acquire Bio-logic Systems

•	Acquisition Expands Distribution and Adds Growth Opportunities
•	Closing Targeted for Early January
•	Expected by Natus to be Accretive in 2006

SAN CARLOS, CA; MUNDELEIN, IL (October 17, 2005) – Natus Medical Incorporated (Nasdaq: BABY) and Bio-logic Systems Corporation (Nasdaq: BLSC) today announced that the companies have entered into a definitive agreement for Natus to acquire Bio-logic in a cash merger. Mundelein, Illinois based Bio-logic develops and markets computer-based electro diagnostic systems and disposable supplies used by medical practitioners to aid in the detection, diagnosis and monitoring of certain hearing, neurological and sleep disorders.

Natus has agreed to acquire all outstanding shares of Bio-logic common stock for $8.77 per share. In addition, each share subject to a Bio-logic stock option will convert into an amount equal to the excess of $8.77 over the exercise price of the option. Based on the number of Bio-logic shares and options outstanding at October 1, 2005, the total consideration would amount to approximately $66 million. In Bio-logic’s most recent quarterly report for the quarter ended August 31, 2005, it reported $15.3 million dollars of cash on its balance sheet.

The agreement has received the approval of the Boards of Directors of both companies and is subject to the approval of Bio-logic stockholders and customary closing conditions. The members of the Board of Directors of Bio-logic have entered into voting agreements by which they have agreed to vote approximately 16% of the outstanding Bio-logic common stock in favor of the merger agreement. The Board of Directors of Bio-logic has received an opinion from its financial advisor, Dresner Securities, Inc., that the merger consideration to be received by the holders of Bio-logic common stock is fair, from a financial point of view, to those holders. The parties expect the acquisition to be completed in early January 2006.

Jim Hawkins, President and Chief Executive Officer of Natus commented, “This acquisition will further strengthen our position as a market leader in the development of products for the detection, treatment, monitoring, and tracking of common disorders in newborns and children. We will be supplementing our hearing business with the addition of Bio-logic’s leading diagnostic hearing products and expanding our presence in the Audiology market through their established distribution channels, both in the U.S. and internationally.”

“At the same time, this will open up new market opportunities for Natus in the areas of EEG monitoring for neurology and in the growing diagnostic sleep market,” added Hawkins. “Bio-logic’s neurology products, which were developed in collaboration with leading U.S. children’s and adult epilepsy hospitals, are used for epilepsy and seizure monitoring. The Sleepscan(TM) product line is one of only a few product offerings in the sleep monitoring market with the capability to monitor young children along with the traditional adult segment. This acquisition will also bring together our engineering teams who will now be able provide world-class solutions for our growing customer base. “

“Finally, this acquisition is consistent with our previously communicated goals to grow the business through internal product development, increased penetration into expanding international markets, and through strategic acquisitions that will be accretive to our earnings. Bio-logic has consistently maintained a gross profit percentage of approximately 65% and we fully expect this acquisition to be accretive in 2006,” stated Hawkins.

Gabriel Raviv, Chairman and Chief Executive Officer of Bio-logic said, “I believe the expanded opportunities provided through this acquisition will accelerate sales of our technologies into the marketplace and will benefit both our employees and customers.”

Natus will finance a portion of the purchase price through its existing cash, including $7,128,000 that the Company will receive this week from the D3 Family Funds through a private placement of 600,000 shares of the Company’s stock. In addition, Natus has secured from Wells Fargo Bank N.A. a loan commitment, subject to customary closing conditions, to provide $10 million in a senior secured credit facility. Natus will also use cash on the Bio-logic balance sheet for a portion of the acquisition cost.

Conference Call

Natus has scheduled an investor conference call to discuss this announcement beginning at 11:00 a.m. Eastern Time today. Individuals interested in listening to the conference call may do so by dialing (800) 901-5218 for domestic callers, or (617) 786-4511 for international callers, and entering reservation code 73305685.

About Bio-logic Systems

Bio-logic Systems Corp., headquartered in Mundelein, Illinois, designs, develops, assembles and markets computer-based electrodiagnostic systems and related disposables for use by hospitals, clinics, school districts, universities and physicians. The systems conduct tests that are typically used by medical practitioners to aid in the diagnosis of certain neurological disorders, brain disorders and tumors, and sensory disorders, including audiological and hearing screening and diagnosis.

About Natus Medical

Natus develops, manufactures, and markets products for the detection, treatment, monitoring, and tracking of common disorders in newborns and children. Natus products are marketed under well-recognized brand names such as ALGO(R), Neometrics(TM), Echo-Screen(R), and neoBLUE(R). Headquartered in San Carlos, California, Natus markets and sells its products worldwide through a direct sales force in the U.S. and the U.K., and through distributors in over 80 other countries. Additional information about Natus Medical can be found at www.natus.com.

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, particularly statements regarding the expectations, beliefs, plans, intentions and strategies of Natus. These forward-looking statements include, but are not limited to, statements regarding the expanding presence in the Audiology market, new market opportunities in the areas of EEG monitoring, the accretive nature of the acquisition in 2006, and accelerated sales of Bio-logic’s technologies. These statements relate to future events or Natus’ future financial performance or results, and involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are only predictions and the actual events or results may differ materially. Neither Natus nor Bio-logic can provide any assurance that the future results or the results implied by the forward-looking statements will meet expectations. The results could differ materially due to a number of factors, including the risk that the merger is not consummated, the effects of competition, the demand for Natus products and services, Natus’ ability to expand sales in international markets and to maintain current sales levels in a mature domestic market, Natus’ ability to control costs, and risks associated with bringing new products to market and integrating acquired businesses. Natus and Bio-logic disclaim any obligation to update information contained in any forward-looking statement.

More information about potential risk factors that could affect the business and financial results of Natus is included in Natus’ annual report on Form 10-K for the year ended December 31, 2004, and its quarterly reports on Form 10-Q, and in other reports filed from time to time by Natus with the U.S. Securities and Exchange Commission.

More information about potential risk factors that could affect the business and financial results of Bio-logic is included in Bio-logic’s quarterly report on Form 10-Q for the quarter ended August 31, 2005 and in other reports filed from time to time by Bio-logic with the U.S. Securities and Exchange Commission.

Bio-logic Systems investors and security holders are urged to read the proxy statement regarding the business combination transaction referenced in this press release when it becomes available and as it may be amended from time to time. The proxy statement that will be filed with the U.S. Securities and Exchange Commission by Bio-logic Systems will contain important information regarding the proposed transaction. Bio-logic Systems’ investors and security holders may obtain a free copy of the proxy statement, when available, and other documents filed by Bio-logic Systems with the Commission at the Commission’s web site at http://www.sec.gov. In addition, copies of the proxy statement, when available, will be provided free of charge from Bio-logic Systems to all security holders. Additional requests for proxy statements should be directed to Bio-logic Systems Corp., One Bio-logic Plaza, Mundelein, Illinois 60060.

Bio-logic and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Bio-logic’s stockholders with respect to the acquisition. A description of any interests that Bio-logic’s officers and directors have in the acquisition will be available in the proxy statement. In addition, Natus and its executive officers and directors may be deemed to be participating in the solicitation of proxies from Bio-logic’s stockholders in favor of the approval of the acquisition. Information concerning Natus’ directors and executive officers is set forth in Natus’ proxy statements for its 2005 annual meeting of stockholders, which was filed with the SEC on April 15, 2005, and annual report on Form 10-K filed with the SEC for its fiscal year ended December 31, 2004. These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to Natus’ Investors page on its corporate website at www.natus.com.

COMPANY CONTACTS:

Natus Medical Incorporated

James B. Hawkins

President and Chief Executive Officer

or

Steven J. Murphy

Vice President Finance

(650) 802-0400

InvestorRelations@Natus.com

Bio-logic Systems Corp.

Gabriel Raviv,

Chairman and Chief Executive Officer

or

Roderick G. Johnson,

President and Chief Operating Officer

(847) 949-5200

or

Dresner Corporate Services

Investor and Media Inquiries

Steve Carr

(312) 726-3600

scarr@dresnerco.com